EXHIBIT 5.1

July 9, 2014

Securities and Exchange Commission

100 F Street, N. E.

Washington, DC 20549

Re:	Juhl Energy, Inc. Form S-1/A Registration Statement Registration No. 333-195636

Ladies and Gentlemen:

We have acted as counsel to Juhl Energy, Inc., a Delaware corporation (the “Company”), and are furnishing this opinion of counsel in connection with the Company’s Registration Statement (File No. 333-195636) on Form S-1 (including the prospectus which is a part thereof, the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of shares of common stock of the Company, $0.0001 par value per share (the “Common Stock”).

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company, certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary to form a basis for the opinion hereinafter expressed, including, without limitation, the following: (i) the Company’s Certificate of Incorporation, as amended through the date hereof; (ii) the Company’s Bylaws, as amended through the date hereof; and (iii) the Registration Statement.

In addition, we have made such investigations of law as we have deemed necessary or appropriate to form a basis for the opinion set forth herein.

In our examination of the foregoing, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (ii) excluding the Company, the legal capacity and authority of all persons or entities executing all agreements, instruments and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (v) excluding the Company, the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

730 W. Randolph St. - 6th Floor - Chicago, IL 60661 - p: 312.454.0015 - f: 312.454.0261

Based upon and in reliance on the foregoing, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that the shares of Common Stock being offered pursuant to the Registration Statement are duly authorized and will be, when sold and issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

We express no opinion with regard to the law of any jurisdiction other than the General Corporation Law of the State of Delaware as in effect as of the date hereof. This opinion letter deals only with the specified legal issues expressly addressed herein and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC thereunder. This opinion letter is rendered to you as of the date the Registration Statement is declared effective under the Securities Act in connection with the registration of the Common Stock set forth in the Registration Statement. This opinion letter speaks as of the date the Registration Statement is declared effective under the Securities Act and we assume no obligation to advise you or any other person with regard to any change in the circumstances or the law that may bear on the matters set forth herein after such effective date, even though the change may affect the legal analysis, a legal conclusion or other matters in this opinion letter.

Very truly yours,

/s/ Synergy Law Group, LLC
Synergy Law Group, LLC